Exhibit 10.7

INSPIRED ENTERTAINMENT, INC.

SECOND LONG-TERM INCENTIVE PLAN

Restricted Stock Unit Award Agreement

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into as of _______ (the “Grant Date”), and is between Inspired Entertainment, Inc., a Delaware corporation (the “Company”), and ________ (the “Participant”). Any term capitalized but not defined in this Agreement shall have the meaning set forth in the Inspired Entertainment, Inc. Second Long-Term Incentive Plan (the “Plan”).

1.            RSU Grant. In accordance with the terms of the Plan and subject to the terms and conditions of the Plan and this Agreement, the Committee hereby grants to the Participant _________ Restricted Stock Units (each an “RSU” and collectively, the “RSUs”). Each vested RSU constitutes the right to receive from the Company a share of Stock.

2.            Vesting of RSUs.

(a)	Provided there has not been a Termination of the Participant by the Company for Cause (as defined below) or a Termination by the Participant without Good Reason (as defined below), 100% of the RSUs shall vest (i.e., no longer be subject to forfeiture) on the earliest to occur of (i) December 31, 2019; (ii) the Participant’s death; (iii) the Participant’s disability (within the meaning of Code Section 409A); (iv) upon the occurrence of a Change in Control (as defined below), immediately prior to such Change in Control; and (v) upon the occurrence of a Transformational M&A Transaction (as defined below), immediately prior to the closing of such transaction.

(b)	In the event of a Termination of the Participant by the Company without Cause (as defined below) or a Termination by the Participant for Good Reason (as defined below), the RSUs shall vest as provided for in the Participant’s employment agreement with the Company dated ___________ (the “Employment Agreement”).

(c)	The following definitions shall be applicable to the provisions of this Section 2:

(i) “Cause” means the Participant’s conviction of, or pleading guilty or nolo contendere to, a felony, or any other crime involving fraud or embezzlement or that has had a material adverse effect on the business or assets of the Company and its subsidiaries taken as a whole.

(ii) “Good Reason” shall have the meaning ascribed to it in the Employment Agreement.

(iii) “Change in Control” shall be deemed to have occurred if:

(1)           any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (C) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of shares), (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(2)           there is consummated a merger or consolidation of the Company with any other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (1) above), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(3)           there is consummated a transaction or series of related transactions which results in the sale or transfer of all or a majority of the assets of the Company and its subsidiaries taken as a whole (determined based on value);

provided, however, that, solely to the extent necessary to comply with, or avoid adverse tax consequences under, Code Section 409A, none of the foregoing events shall be deemed to be a “Change in Control” unless such event constitutes a “change in control event” within the meaning of Code Section 409A.

(iv) “Transformational M&A Transaction” means an acquisition by the Company (whether or not there is a Change in Control), as a result of which (A) the pro forma combination of the Company’s and the acquiree’s EBITDA over the prior twelve months is at least 4 times higher than the Company’s EBITDA over the same period, and (B) the pro forma combination of the Company’s and the acquiree’s operating cash flow over the prior twelve months is positive, and (C) the pro forma combination of the Company’s and the acquiree’s revenue over the prior twelve months from any of their North American gaming or lottery business, rest-of-world gaming or lottery business, lottery or gaming mobile phone/tablet business, or online sports betting business is at least 2.5 times higher than the Company’s revenue over the same period from such business, and (D) and any debt financing put in place to fund such transaction is at reasonable commercial market rates and on reasonable commercial terms.

3.	Settlement of RSUs.

(a)	Each vested RSU shall be settled by the Company’s issuance of a share of Stock in certificated or uncertificated form on the earliest to occur of (i) the Participant’s Termination for any reason, provided that such Termination constitutes a “separation from service” under Treas. Reg. § 1.409A-1(h), (ii) the Participant’s death, (iii) the Participant’s disability (within the meaning of Code Section 409A), and (iv) a Change in Control (such date, the “Scheduled Distribution Date”).

(b)	By accepting an award hereunder, the Participant agrees that the Company may recover some or all of the shares of Stock delivered with respect to such award or recoup some or all of the value thereof via offset from other amounts owed to the employee by the Company or by any of its affiliates, at any time in the three calendar years following delivery thereof, if and to the extent that the Compensation Committee concludes that (i) U.S. federal or state law, the laws of any other jurisdiction in which the participant has been employed by the Company during the term of the award, or the listing requirements of any exchange on which the Company’s stock is listed for trading so require, (ii) the performance criteria required for the bonus payment were not met, or not met to the extent necessary to support the amount of the bonus payment that was paid, or (iii) as required by Section 304 of the U.S. Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise after a restatement of the Company’s financial results as reported to the U.S. Securities and Exchange Commission. By accepting an award hereunder, and by accepting any delivery of shares of Stock hereunder the Participant agrees to promptly comply with any Company demand for recovery or recoupment hereunder.

4.	Taxes; Withholding Obligation.

(a)	The Participant shall be ultimately liable and responsible for all federal, state, local or foreign income or employment taxes owed in connection with the RSUs and/or required to be withheld, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. The Company makes no representation or undertaking regarding the domestic or foreign tax treatment of the Participant in connection with the grant or vesting of the RSUs, the issuance of shares of Stock upon settlement of the RSUs or the subsequent sale of such shares of Stock. The Company is not committed and is not under any obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.

(b)	Prior to the Company’s delivery of shares of Stock pursuant to Section 3, the Participant shall be required to make appropriate arrangements satisfactory to the Committee in its sole discretion for the satisfaction of any applicable domestic or foreign tax or employment withholding obligation. The Participant may satisfy such tax withholding obligations through any method satisfactory to the Committee in its sole discretion, including, but not limited to, with a portion of the Shares to be received under this Agreement having a Fair Market Value equal to the withholding taxes due. If an appropriate arrangement satisfactory to the Committee in its sole discretion has not been made for the satisfaction of the Company’s withholding obligations, the Company may, in its sole discretion, satisfy such withholding obligations with a portion of the Shares to be received under this Agreement upon vesting of the RSUs having a Fair Market Value equal to the withholding taxes due. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of the tax to be withheld is withheld.

5.            Transferability of RSUs. Except as otherwise provided herein, the Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate RSUs other than by will or the laws of descent and distribution or equivalent laws in the jurisdiction of the Participant’s employment. Any attempt to transfer RSUs in contravention of this Section 5 is void ab initio.

6.            Securities Law Requirements. If at any time the Board determines that issuing or distributing shares of Stock would violate applicable securities laws, the Company will not be required to issue or distribute such shares until such time as distribution of the shares would not violate applicable securities law. The Board may declare any provision of this Agreement or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to issuing or distributing shares of Stock to the Participant, until such time as such shares have been registered pursuant to an effective registration statement under the Securities Exchange Act, or an exemption from the registration requirements of that Act is available, the Company may require the Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.

7.            No Limitation on Rights of the Company. The grant of RSUs does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

8.            Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or services, and no terms of the Participant’s employment or services shall be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement shall be construed as conferring any legal rights on the Participant to continue to be employed or remain in service with the Company or any of its Affiliates, nor will it interfere with the Company’s or any of its Affiliates’ right to discharge the Participant or to deal with him regardless of the existence of the Plan, this Agreement or RSUs.

9.            Participant to Have No Rights as a Stockholder. Before the date as of which the shares of Stock are issued to the Participant, the Participant will have no rights as a shareholder with respect to those shares.

10.          Notice. Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Inspired Entertainment, Inc., 250 West 57th Street, 22nd Floor, New York, NY 10107, Attention: General Counsel. Notice to the Participant should be sent to the address the Participant has on file with the Company. Either party may change the person and/or address to whom or which the other party must give notice under this Section 10 by giving such other party written notice of such change, in accordance with the procedures described above.

11.          Successors. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.

12.          Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction. The Company and the Participant hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with the RSUs and this Agreement shall be brought only in the courts in the State of New York, County of New York, including the federal courts located therein should federal jurisdiction requirements exist, and (ii) consent to submit to the exclusive jurisdiction of the such courts for purposes of any action or proceeding arising out of or in connection with the RSU or this Agreement.

13.          Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in this Agreement. If the terms of this Agreement conflict with the terms of the Plan document, the Plan document will control.

14.          Amendment of the Agreement. The Company and the Participant may amend this Agreement only by a written instrument signed by both parties.

15.          Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.

16.          Code Section 409A. The issuance of shares of Stock under this Agreement shall be provided in a manner that complies with Code Section 409A and any ambiguity herein shall be interpreted so as to be consistent with the intent of this paragraph. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, if the Participant is a “specified employee” as such term is defined under Code Section 409A at the time of a separation from service and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent any accelerated recognition of income or additional tax under Code Section 409A, then the Company will defer the issuance of shares of Stock hereunder (without any reduction therein) until the date that is at least six (6) months following the Participant’s separation from service with the Company (or the earliest date permitted under Code Section 409A (e.g., immediately upon the Participant’s death), whereupon the Company will promptly issue to the Participant the shares of Stock that would have otherwise been previously issued to the Participant under this Agreement during the period in which such issuance was deferred.

17.          Data Privacy. The Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 17 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and this Agreement. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of this Agreement (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and this Agreement, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and this Agreement. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country may have different data privacy laws and protections. The Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and this Agreement, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to the Participant will be held only as long as is necessary to implement, administer, and manage the Plan and this Agreement. The Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any the RSUs if the Participant refuses or withdraws the consents described herein.

18.          Subject to Stockholder Approval; Liquidated Damages.

(a)	The Plan was adopted by the Board on December 22, 2016. The Plan is subject to approval by stockholders of the Company at an annual or special meeting of stockholders of the Company, and the Participant’s rights with respect to the RSUs shall be subject to such approval by stockholders. This Agreement and the grant of the RSUs shall be effective as of the date hereof but are subject to such stockholder approval, and if stockholders fail to approve the Plan as specified above, the RSUs shall be cancelled and the Participant shall be entitled to the liquidated damages provided for in Section 18(b).

(b)	If approval of the Plan by the shareholders of the Company is not obtained prior to the earliest to occur of (i) December 31, 2019, (ii) the Participant’s death, (iii) the Participant’s disability (within the meaning of Code Section 409A), and (iv) immediately prior to the closing of a Transformational M&A Transaction, the Participant shall be immediately entitled to a liquidated damages cash payment equal to the product of (i) the 30-day volume weighted average price of a share of Stock for the 30 days immediately prior to the settlement date multiplied by (ii) the number of RSUs, and the RSUs shall be cancelled.

(c)	If approval of the Plan by the shareholders of the Company is not obtained prior to a Change in Control, notwithstanding anything herein to the contrary, the Participant shall be immediately entitled to a cash payment equal to the value the Participant would have received in the Change in Control if at the time of the Change in Control he had been the owner of shares of Stock equal to the number of RSUs. Upon such a Change in Control, the RSUs shall be cancelled.

19.         Entire Agreement. This Agreement and any other documents to be executed to implement its provisions together constitute the entire agreement between the parties pertaining to the subject matter hereof, superseding all prior and contemporaneous agreements, representations and understandings of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first written above.

INSPIRED ENTERTAINMENT, INC.

By
Title:

[Name of Recipient]

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